SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007 (May 11, 2007)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Severance and Change of Control Arrangements
     Chief Executive Officer. On May 11, 2007, the Compensation Committee of Brocade Communications Systems, Inc. (“Brocade”) has approved an amended and restated change of control retention agreement with Brocade’s Chief Executive Officer, Michael Klayko, to provide for a five-year term, subject to mutual renewal. The economic terms of such agreement are substantially the same as Mr. Klayko’s prior change of control agreement. Pursuant to the terms of Mr. Klayko’s agreement, if Mr. Klayko’s employment with Brocade is terminated by Brocade without cause or by Mr. Klayko for good reason within 30 days prior to, or 12 months after, a change of control of Brocade, he will be eligible to receive, subject to signing a release of claims in favor of Brocade: (a) a lump sum payment equal to 24 months of his base salary and 200% of his target cash bonus for the fiscal year in which his termination occurs, (b) company-paid COBRA benefits for 18 months, and (c) full accelerated vesting of his then outstanding, unvested equity awards that were granted during or prior to the term of the agreement. The acceleration of vesting provisions applicable to equity awards granted during or prior to the term of the agreement shall survive expiration of the term. In addition, if Mr. Klayko’s employment with Brocade is terminated without cause (other than in connection with a change of control), he will receive, subject to signing a release of claims in favor of Brocade: (a) a lump sum payment equal to 12 months of his base salary and 100% of his target cash bonus for the fiscal year in which his termination occurs, and (b) Company-paid COBRA benefits for 12 months.
     Other Executive Officers. The Compensation Committee also approved amended and restated change of control retention agreements with a 5-year term, subject to mutual renewal, for the following executive officers: Richard Deranleau, T.J. Grewal, Don Jaworski, Tyler Wall and Ian Whiting. Pursuant to the terms of the agreements, if the executive’s employment is terminated by Brocade without cause or by such executive for good reason within 30 days prior to, or 12 months after, a change of control of Brocade, the executive will be eligible to receive, subject to signing a release of claims in favor of Brocade: (a) a lump sum payment equal to 12 months of base salary and 100% of the executive’s target cash bonus for the fiscal year in which termination occurs, (b) company-paid COBRA benefits for 12 months, and (c) full accelerated vesting with respect to the executive’s then outstanding, unvested equity awards that were granted to the executive during or prior to the term of the agreement. The acceleration of vesting provisions applicable to equity awards granted during or prior to the term of the agreement shall survive expiration of the term. In addition, if the executive’s employment is terminated by Brocade without cause (other than in connection with a change of control), the executive will be entitled to receive, subject to signing a release of claims in favor of Brocade: (a) a lump sum payment equal to six (6) months of base salary and 50% of the executive’s target cash bonus for the fiscal year in which the termination occurs, and (b) company-paid COBRA benefits for six (6) months.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: May 17, 2007	By:	/s/ Richard Deranleau

Richard Deranleau Chief Financial Officer and Vice President, Finance